EXHIBIT 2

Directors and Executive Officers of IDT Corporation

Set forth below are the name, position, present principal occupation or employment and business address of each director and executive officer of IDT Corporation (“IDT”). Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IDT. Each person listed below is a citizen of the United States.

Name	Position	Principal Occupation	Business Address
Howard S. Jonas	Chairman of the Board and Director	Chairman of the Board	c/o IDT 520 Broad Street Newark, NJ 07102

James A. Courter	Chief Executive Officer, Vice Chairman of the Board and Director	Chief Executive Officer, Vice Chairman of the Board and Director	c/o IDT 520 Broad Street Newark, NJ 07102

Ira A. Greenstein	President and Director	President	c/o IDT 520 Broad Street Newark, NJ 07102

Stephen R. Brown	Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Treasurer and Director	c/o IDT 520 Broad Street Newark, NJ 07102

Marcelo Fischer	Chief Accounting Officer and Controller	Chief Accounting Officer and Controller	c/o IDT 520 Broad Street Newark, NJ 07102

Joyce J. Mason	Senior Vice President, General Counsel, Secretary and Director	Senior Vice President, General Counsel, Secretary and Director	c/o IDT 520 Broad Street Newark, NJ 07102

Marc E. Knoller	Senior Vice President and Director	President and Chief Operating Officer of IDT Media, Inc.	c/o IDT 520 Broad Street Newark, NJ 07102

Moshe Kaganoff	Executive Vice President of Strategic Planning and Director	Executive Vice President of Strategic Planning	c/o IDT 520 Broad Street Newark, NJ 07102

Morris Lichtenstein	Executive Vice President of Business Development	Executive Vice President of Business Development	c/o IDT 520 Broad Street Newark, NJ 07102

Morris Berger	Executive Vice President of Business Development	Executive Vice President of Business Development	c/o IDT 520 Broad Street Newark, NJ 07102

Kathleen B. Timko	Executive Vice President of Technology	Executive Vice President of Technology	c/o IDT 520 Broad Street Newark, NJ 07102

Dianne Clark	Chief Legal Officer	Chief Legal Officer	c/o IDT 520 Broad Street Newark, NJ 07102

Name	Position	Principal Occupation	Business Address
J. Warren Blaker	Director	Professor, Fairleigh Dickinson University	c/o IDT 520 Broad Street Newark, NJ 07102

Rudy Boschwitz	Director	Chairman of the Advisory Committee of the Center for Global Food Issues; Former U.S. Senator	c/o IDT 520 Broad Street Newark, NJ 07102

Saul K. Fenster	Director	President Emeritus of the New Jersey Institute of Technology	c/o IDT 520 Broad Street Newark, NJ 07102

Jack F. Kemp	Director	Co-Director of Empower America, former U.S. Congressman and former Secretary of Housing and Urban Development	c/o IDT 520 Broad Street Newark, NJ 07102

Michael J. Levitt	Director	Chairman and Chief Executive Officer of Stone Tower Capital LLC	c/o IDT 520 Broad Street Newark, NJ 07102

Jeane J. Kirkpatrick	Director	Professor of Government at Georgetown University and former Permanent Representative of the U.S. to the United Nations	c/o IDT 520 Broad Street Newark, NJ 07102

William F. Weld	Director	Principal, Leeds Weld & Co. and former Governor of Massachusetts	c/o IDT 520 Broad Street Newark, NJ 07102

James S. Gilmore III	Director	Partner, Kelley Drye & Warren LLP and former Governor of Virginia	c/o IDT 520 Broad Street Newark, NJ 07102